SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 2, 2005

                                 MakeMusic! Inc.
             (Exact name of Registrant as Specified in its Charter)

                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)

         0-26192                                                  41-1716250
(Commission File Number)                                        (IRS Employer
                                                             Identification No.)

                                 6210 Bury Drive
                          Eden Prairie, Minnesota 55346
              (Address of Principal Executive Offices and Zip Code)

                                 (952) 937-9611
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01. Entry into a Material Definitive Agreement

     On February 2, 2005, the Board of Directors of MakeMusic!, Inc. (the "Company") approved the MakeMusic! Inc. Board Compensation Plan ("Plan") as recommended by the Compensation Committee. The Plan provides for all eligible directors (as defined by the Plan) to receive $3,000 per calendar quarter for board membership and a seven year term non-qualified stock option to purchase 4,000 shares of common stock under the 2003 Equity Compensation Plan that vests monthly over a one-year period. Each eligible director who also serves as a board committee chairperson would receive an additional $2,000 per calendar quarter. If a director's service terminates for any reason or if the director is no longer an eligible director, vesting of the option ceases and the director may exercise any vested shares through the remaining term of the option. The Plan defines eligible directors to be the non-employee members of the board who are not (i) being otherwise compensated by the Company or (ii) representatives of 5% or greater shareholders.

ITEM 9.01. Financial Statements and Exhibits.

         (a) Financial statements: None.

         (b) Pro forma financial information: None.

         (c) Exhibits:  10.1  MakeMusic! Inc. Board Compensation Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MAKEMUSIC! INC.


                                          By       /s/Alan G. Shuler
                                             -----------------------------------
Date:   February 8, 2005                           Alan G. Shuler
                                                   Chief Financial Officer

                                 MakeMusic! Inc.
                   Exhibit Index to Current Report on Form 8-K
                                February 2, 2005


Exhibit No.                Description
-----------                -----------------------------------------------------
10.1                       MakeMusic! Inc. Board Compensation Plan